EXHIBIT 4.1.1

ATRICURE, INC.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 is made as of March 8, 2005, between ATRICURE, Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages hereto.

The [Company and the Investors] are parties to that certain [Amended and Restated Investors’ Rights Agreement], dated as of June 6, 2002 (the “Investors’ Agreement”). In connection with a working capital credit facility with Lighthouse Capital Partners V, L.P. (“Lighthouse”), the Company will issue a warrant to Lighthouse (the “ Warrant”) to acquire shares of the Company’s Common Stock (the “Common Stock”).

As a condition to the financing, the Company has agreed to grant Lighthouse registration rights with respect to the shares of the Company’s Common Stock, and the Investors desire to amend the Investors’ Agreement to include Lighthouse thereunder.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Company and the Investors hereby amend the Investors’ Agreement to include Lighthouse as a “Holder” and an “Investor” thereunder and to include the Common Stock issuable upon exercise of the Warrant as “Registrable Securities” thereunder.

2. The definitions of “Holder”, “Investor” and “Registrable Securities” set forth in Section 2.1 of the Investors’ Agreement shall be amended in their entirety as set forth below:

(d) “Holder” shall mean any Investor holding Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Section 2 have been transferred in accordance with Section 2.11 hereof, and shall include, without limitation, Lighthouse Capital Partners V, L.P. (“Lighthouse”).

(f) “Investor” means either an Investor who has signed this Agreement or a Holder and shall include, without limitation, Lighthouse Capital Partners V, L.P. (“Lighthouse”).

(i) “Registrable Securities” means (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) any Common Stock issuable upon conversion of the Series A Preferred Stock or the Series B Preferred Stock (“Conversion Stock”), (iv) any Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of, the Conversion Stock or other securities convertible into or exercisable for Series A Preferred Stock or Series B Preferred Sock upon any stock split, stock dividend, recapitalization, or similar event, and (v) all shares of Common Stock of the Company now or hereafter held by Lighthouse Capital Partners V, L.P. (“Lighthouse”), including, without limitation, the shares of Common Stock issued or issuable upon exercise of the warrants to purchase Common Stock held by Lighthouse; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities for the purposes of Sections 2.2, 2.3 and 2.4 hereof (A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) prior to the date such securities have been sold in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon consummation of such sale.

3. The following new definition is added to Section 2.1 of the Investors Agreement:

(q) “Lighthouse” means Lighthouse Capital Partners V, L. P.

4. Each Major Investor,, by executing this Amendment No. 1, hereby agrees to waive its right of first refusal (and any related or corresponding notice requirement) contained in Section 3 of the Investors’ Agreement to purchase any of the Common Stock, or any warrants to purchase Common Stock, issued or to be issued to Lighthouse pursuant to the Warrant, or any Common Stock in connection with the issuance of Common Stock to Lighthouse pursuant to the Warrant.

5. For purposes of the Investors’ Agreement, Lighthouse and any other holder of the Warrant and the Common Stock issuable upon exercise thereof shall be deemed to be the record holder or holders of the Registrable Securities issuable directly or indirectly upon exercise and conversion thereof.

6. All notices and other communications under the Investors’ Agreement shall be made to Lighthouse at the address specified below and thereafter at such other address, notice of which is given in accordance with Section 5.3 of the Investors’ Agreement:

Lighthouse Capital Partners V, L.P.

500 Drakcs Landing Road

Greenbrae, California 94904-3011

Attn: Contract Administration

Phone: (415)464-5900

Fax: (415) 925-3387

7. The Investors’ Agreement as modified herein shall remain in full force and effect as so modified.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ATRICURE, INC.

By:	/s/ David Drachman
Name:	David Drachman
Title:	President

INVESTORS:

See attached pages.

Agreed and Accepted:

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C.,
its general partner

By:	/s/ Thomas Conneely
Name:	Thomas Conneely
Title:	Vice President

INVESTOR:

Foundation Medical Managers, LLC

By:	/s/ Lee Wrubel
Name:	Lee Wrubel
Title:	Managing Member

INVESTOR:

CHARTER ADVISORS FUND IV, L.P.

By:	/s/ A. Barr Dolan
Name:	A. BARR DOLAN
Title:	MANAGING MEMBER OF CHARTER VENTURES IV PARTNERS, LLC, THE GENERAL PARTNER.

INVESTOR:

CHARTER ENTREPRENEURS FUND IV, L.P.

By:	/s/ A. Barr Dolan
Name:	A. BARR DOLAN
Title:	MANAGING MEMBER OF CHARTER VENTURES IV PARTNERS, LLC, THE GENERAL PARTNER

INVESTOR:

CLS I - IV, LLC

By:	/s/ A. Barr Dolan
Name:	A. BARR DOLAN
Title:	MANAGER

INVESTOR:

CAMDEN PARTNERS STRATEGIC FUND II A, L.P.

CAMDEN PARTNERS STRATEGIC FUND II B, L.P.

By:	CAMDEN PARTNERS STRATEGIC II, LLC
Name:	Richard M Johnston
Title:	MANAGING MEMBER RICHARD M JOHNSTON 3/1/05

INVESTOR:

CAMDEN PARTNERS STRATEGIC FUND II A, L.P.

CAMDEN PARTNERS STRATEGIC FUND II B, L.P.

By:	CAMDEN PARTNERS STRATEGIC II, LLC
Name:	RICHARD M JOHNSTON
Title:	MANAGING MEMBER
Richard M Johnston 3/1/05

INVESTOR:

The Weldon Foundation, Inc.

By:	/s/ Norman R. Weldon
Name:	Norman R. Weldon
Title:	President

INVESTOR:

Norman R. Weldon

By:	/s/ Norman R. Weldon
Name:	Norman R. Weldon
Title: